Exhibit 10.2
EXECUTION COPY
FRANKLIN MORTGAGE ASSET TRUST 2009-A
as Purchaser
and
FRANKLIN CREDIT ASSET CORPORATION, FRANKLIN CREDIT MANAGEMENT
CORPORATION, TRIBECA LENDING CORP.
AND EACH OF THEIR RESPECTIVE SUBSIDIARIES LISTED ON SCHEDULE I,
as Sellers
TRANSFER AND ASSIGNMENT AGREEMENT
Dated as of March 31, 2009

i

Page
Section 6.09 Survival	25

Section 6.10 Limitations of Liability of Trustees	25

Section 6.11 Third Party Beneficiaries	25

Section 6.12 Conflict of Interest	25

Section 6.13 Nonpetition Covenant	25

Schedule I – List of Subsidiary Sellers	I-1
Schedule II – Mortgage Loan Schedule	II-1
Schedule III – REO Property Schedule	III-1
Schedule IV – Putback Litigation Schedule	IV-1
Exhibit 1 – Form of Officer’s Certificate of Sellers
Exhibit 2 – Form of Opinion of Counsel
Exhibit 3 – Form of Security Release Certification
Exhibit 4 – Form of Assignment and Conveyance
Exhibit 5 – Form of Notice of Termination
Exhibit 6 – Form of Release Notice
Exhibit 7 – Form of Registration Instruction Letter
Exhibit 8 – Custodian Exception Reports
Exhibit 9 – Exceptions to Loan Level and REO Representations and Warranties

ii

          TRANSFER AND ASSIGNMENT AGREEMENT, dated as of March 31, 2009 (the “Agreement”), among FRANKLIN CREDIT ASSET CORPORATION, FRANKLIN CREDIT MANAGEMENT CORPORATION, TRIBECA LENDING CORP. AND EACH OF THEIR RESPECTIVE SUBSIDIARIES LISTED ON SCHEDULE I (each a “Seller” and collectively, the “Sellers”) and FRANKLIN MORTGAGE ASSET TRUST 2009-A (the “Purchaser”).
WITNESSETH:
          WHEREAS, the Sellers desire to sell, transfer and assign to the Purchaser, and the Purchaser desires to purchase and acquire from the Sellers, the fixed and adjustable rate residential first and junior lien mortgage loans listed on Schedule II, including all servicing rights and all Servicing Records relating thereto (the “Mortgage Loans”), and mortgaged properties acquired through foreclosure or deed-in-lieu of foreclosure in connection with defaulted mortgage loans listed on Schedule III, including all servicing rights and all Servicing Records relating thereto (the “REO Properties”), in each case on the date hereof (the “Closing Date”); and
          WHEREAS, the parties hereto desire that the Sellers sell, transfer and assign the Assets to the Purchaser and the Purchaser purchase and acquire the Assets from the Sellers pursuant to the terms of this Agreement.
          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
     Section 1.01 Definitions. All capitalized terms used but not defined herein and below shall have the meanings assigned thereto in the Servicing Agreement or, if not defined therein, the Trust Agreement.
     “ALTA” shall mean the American Land Title Association.
     “Assets” shall have the meaning assigned to such term in Section 2.01(a) of this Agreement.
     “Assignment” shall have the meaning assigned to such term in Section 2.01(a) of this Agreement.
     “Assignment and Conveyance” shall have the meaning assigned to such term in Section 2.01(d) of this Agreement.
     “Assignment of Mortgage” shall have the meaning assigned to such term in the Servicing Agreement.
     “Class A Certificates” shall have the meaning assigned to such term in the Trust Agreement.

     “Class REO Certificates” shall have the meaning assigned to such term in the Trust Agreement.
     “Closing Date” shall have the meaning assigned to such term in the recitals of this Agreement.
     “Co-op Lease” shall mean, with respect to a Cooperative Loan, the lease with respect to a dwelling unit occupied by the related Mortgagor and relating to the stock allocated to such dwelling unit.
     “Co-op Security Agreement” shall mean, with respect to any Cooperative Loan, the agreement creating a security interest in the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Cooperative Loan and the related Co-op Lease.
     “Cooperative Loan” shall mean a Mortgage Loan evidenced by a Mortgage Note and secured by a first lien against (i) shares issued by a cooperative housing corporation and (ii) the related Mortgagor’s leasehold interest in such Mortgagor’s Cooperative Apartment. The security interest created in such Mortgagor’s Cooperative Apartment and the proprietary lease shall include the following documentation, as required by the applicable laws of the state in which such Cooperative Apartment is located: (a) a security agreement, (b) the related UCC-1 Financing Statement, (c) an assignment of the cooperative lease, (d) the stock certificate evidencing ownership of such Cooperative Apartment, appropriately endorsed, or an equivalent stock power, (e) a recognition agreement, and (f) such other documents as are necessary and proper for the perfection of a lien against such Cooperative Apartment, all as are required under state law.
     “Custodian” shall have the meaning assigned to such term in the Servicing Agreement.
     “Existing Liens” shall have the meaning assigned to such term in the Trust Agreement.
     “First Lien” shall mean, with respect to any Mortgaged Property, that the Lien of the related Mortgage creates a first priority Lien on such Mortgaged Property.
     “Indemnified Amounts” shall have the meaning assigned to such term in Section 5.01 of this Agreement.
     “Indemnified Party” shall have the meaning assigned to such term in Section 5.01 of this Agreement.
     “Indemnifying Party” shall have the meaning assigned to such term in Section 5.01 of this Agreement.
     “Junior Lien” shall mean, with respect to any Mortgaged Property, that the lien of the related Mortgage creates a junior lien on such Mortgaged Property.

     “Legacy Loan Agreement” shall mean that certain Amended and Restated Credit Agreement dated as of March 31, 2009, among Franklin Credit Asset Corporation, Tribeca Lending Corp. and the other Borrowers party thereto, as borrowers, the Financial Institutions party thereto, as Lenders, and The Huntington National Bank, as Administrative Agent.
     “Mortgage Loan Data Transmission” shall mean, with respect to any Mortgage Loan or REO Property, the reports and other information and data provided by the Servicer to the Purchaser and the Administrator pursuant to Section 7.01 of the Servicing Agreement.
     “Mortgage Loans” shall have the meaning assigned to such term in the recitals of this Agreement.
     “Purchaser” shall have the meaning assigned to such term in the introductory paragraph hereto.
     “Putback Litigation” shall mean the litigation specified on Schedule IV.
     “Putback Litigation Proceeds” shall mean all amounts in respect of approved judgments, recoveries, settlements and other proceeds received by any Seller, the Servicer or any of their respective affiliates in connection with any Putback Litigation or related proceeding, net of litigation expenses relating thereto.
     “Qualified Insurer” shall mean, with respect to any Mortgaged Property, an insurance company duly qualified as such under the laws of the state(s) in which such Mortgaged Property is located, duly authorized and licensed in such state(s) to transact the applicable insurance business and to write the insurance provided, and approved by the Administrator and whose claims-paying ability is rated in the two highest rating categories by any of the rating agencies with respect to primary mortgage insurance and in the two highest rating categories by Best’s with respect to hazard and flood insurance.
     “Reacquisition Party” shall mean each Seller other than Franklin Credit Management Corporation; provided, however, that Franklin Credit Management Corporation shall constitute a Reacquisition Party in the case of any and all remedies provided for herein or under applicable law arising out of or relating to a breach by Franklin Credit Management Corporation of its representation and warranty made in Section 3.01(b)(2).
     “Reacquisition Price” shall have the meaning assigned to such term in Section 3.03.
     “REIT Shares” shall have the meaning assigned to such term in the Legacy Loan Agreement.
     “REO Properties” shall have the meaning assigned to such term in the recitals of this Agreement.

     “Sellers” shall have the meaning assigned to such term in the introductory paragraph hereto.
     “Servicer” shall mean Franklin Credit Management Corporation, in its capacity as Servicer under the Servicing Agreement, and its permitted successors and assigns.
     “Servicer Environmental Notice” shall have the meaning assigned to such term in Section 3.03.
     “Servicing Agreement” shall mean the servicing agreement, dated as of March 31, 2009, between Franklin Mortgage Asset Trust 2009-A and Franklin Credit Management Corporation.
     “Servicing Records” shall mean, with respect to any Asset, all servicing records, including any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, leases, contracts of sale, land contracts, listing agreements, real estate tax bills, lien certificates, invoices relating to repair, restoration and maintenance of Mortgaged Properties or REO Properties and other documentation and payment history records relating to such Assets.
     “Trust” shall mean the Franklin Mortgage Asset Trust 2009-A, a Delaware statutory trust formed pursuant to the Trust Agreement.
     “Trust Agreement” shall mean the trust agreement dated as of March 31, 2009, among Franklin Credit Asset Corporation, Franklin Credit Management Corporation, Tribeca Lending Corp. and each of their respective subsidiaries listed on Schedule I thereof, The Huntington National Bank, not in its individual capacity but solely as Certificate Trustee, and Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.
     “Trustees” shall have the meaning assigned to such term in the Trust Agreement.
     Section 1.02 Rules of Construction. Section 1.02 (Rules of Construction) of the Servicing Agreement is hereby incorporated by reference into this Agreement with appropriate substitution of this Agreement for references in that Section to the Servicing Agreement so that the language of that Section will read appropriately as applying to this Agreement.
ARTICLE II.
SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE
     Section 2.01 Sale and Assignment of Mortgage Loans and REO Property.
          (a) On and as of the date hereof, each Seller hereby sells, transfers and assigns to the Purchaser all of its right, title and interest in, to and under (i) the Mortgage Loans and

REO Properties listed on Schedules II and III, respectively, including, without limitation, the related Servicing Files, Mortgage Files and REO Files, (ii) deficiency judgments in favor of the related Seller and all rights and obligations related thereto, and (iii) all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, and investment property, consisting of, arising from, or relating to any of the foregoing (collectively, the “Assets”), including all proceeds of any and all of the foregoing (including the right to receive any Putback Litigation Proceeds), and the Purchaser hereby accepts such transfer and assignment from each Seller (each an “Assignment”), and the Sellers hereby acknowledge their respective Assignments. Notwithstanding the foregoing, (i) each Assignment shall be subject to the Existing Liens and (ii) all rights to pursue any Putback Litigation shall remain with the Sellers and each Seller hereby agrees, jointly and severally, to accept the reassignment of any Assets subject to any Putback Litigation in consideration of the related Seller’s receipt of the Putback Litigation Proceeds (with such Putback Litigation Proceeds being paid directly to the Purchaser hereunder, and in each case such Putback Litigation Proceeds shall be subject to the prior written approval of the Administrator, and the Administrator may, in its sole discretion, designate any Business Day as a “Special Remittance Date” in connection with the receipt thereof.
          (b) On and as of the date hereof, each Seller represents and warrants to the Trustees, the Purchaser, the Administrator and each Certificateholder that such Seller has not taken any action that would serve to impair or encumber the respective ownership interests of the Trust in the Assets since the date of such Seller’s acquisition of the Mortgage Loans or REO Properties, in each case other than the Existing Liens. Additionally, each of Sellers agree not to encumber the REO Property or otherwise take any action that would affect legal title or record title to the REO Property prior to the recording of the individual deeds.
          (c) The Purchaser shall own and be entitled to receive with respect to each Asset sold, transferred and assigned to it hereunder all collections on and proceeds of such Assets, from whatever source, received on or after the Closing Date whether received by the Servicer, any Seller or any other Person.
          (d) Each Seller, simultaneously with the payment of the Purchase Price, shall execute and deliver to the Trustees an Assignment and Conveyance with respect to the related Assets in the form attached hereto as Exhibit 4 (each, an “Assignment and Conveyance”). The Servicing File retained by the Servicer with respect to each Asset pursuant to this Agreement shall be appropriately identified in each Seller’s computer system to reflect clearly the sale, assignment and transfer of such related Asset to the Purchaser. Each Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement and the other Transaction Documents.
          (e) Each sale of an Asset hereunder shall constitute a sale, transfer and assignment of all of the related Seller’s right, title and interest in, to and under such Asset. However, in order to reduce administrative burden and expense, the Purchaser hereby revocably appoints Franklin Credit Management Corporation and Tribeca Lending Corp. to act as its custodian solely with respect to legal title to the Mortgage Loans and REO Properties, and each of Franklin Credit Management Corporation and Tribeca Lending Corp. hereby accepts such appointment. Such appointments may be revoked by the Purchaser or the Administrator in its sole and absolute discretion at any time and for any reason or no reason. Record legal title to each Mortgage and the related Mortgage Note as of the Closing Date may be in the name of the Franklin Credit Management Corporation or Tribeca Lending Corp. Each of Franklin Credit Management Corporation and Tribeca Lending Corp. hereby acknowledges and agrees that it shall hold all such record legal title for the sole and exclusive benefit of the Purchaser, for the benefit of the Certificateholders, as its custodian, agent and bailee. Notwithstanding the foregoing, beneficial and legal ownership of each Mortgage and the related Mortgage Note shall be vested solely in the Purchaser. All rights arising out of the Assets including, but not limited to, all funds received by any Seller or the Servicer after the Closing Date on or in connection with an Asset, from whatever source, shall be vested in the Purchaser, for the benefit of the Certificateholders; provided, however, that all such funds received on or in connection with an Asset shall be received and held by any Seller or the Servicer, as the case may be, in trust for the benefit of the Purchaser as the owner of the Assets pursuant to the terms of this Agreement and the other Transaction Documents. If so requested by the Administrator, the Sellers shall, or shall cause Franklin Credit Trust Series I or Tribeca Lending Trust Series I, as applicable, to deliver or cause to be delivered to the applicable Custodian, not later than fifteen (15) days after such request, the following documents, to the extent such documents are in such trust’s or its designee’s possession, pertaining to each of the Mortgage Loans identified in such request:
          (i) with respect to any Mortgage Loan:
(1)	the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Mortgage shall be assigned to the Certificate Trustee for the benefit of the Trust;

(2)	the original Mortgage with evidence of recording thereon or, if the original Mortgage with evidence of recording thereon has not been returned by the public recording office where such Mortgage has been delivered for recordation or such Mortgage has been lost or such public recording office retains the original recorded Mortgage, (i) in the case of a delay caused by the public recording office, a photocopy of such Mortgage certified by the applicable Seller to be a true and correct copy of the original mortgage that has been delivered to the appropriate public recording office for recordation; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage with the recording information thereon certified by such public recording office to be a true and complete copy of the original recorded Mortgage; provided, however, in the case of (i) above the original recorded Mortgage or a copy of such Mortgage shall be certified by such public recording office to be a true and complete copy of the original recorded Mortgage and delivered promptly upon receipt thereof from the applicable public recording office;

(3)	the originals of all intervening assignments of mortgage with evidence of recording thereon evidencing a complete chain of ownership from the originator of the Mortgage Loan to the last assignee, or if any such intervening assignment of mortgage has not been returned from the applicable public recording office or has been lost or if such public recording office retains the original recorded intervening assignments of mortgage, (i) in the case of a delay caused by the public recording office, a photocopy of such intervening assignment of mortgage certified by the applicable Seller to be a true and correct copy of the original intervening assignment of mortgage that has been delivered to the appropriate public recording office for recordation; or (ii) in the case of an intervening assignment of mortgage where a public recording office retains the original recorded intervening assignment of mortgage or in the case where an intervening assignment of mortgage is lost after recordation in a public recording office, a copy of such intervening assignment of mortgage with recording information thereon certified by such public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage; provided, however, in the case of (i) above, such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage shall be certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage and delivered promptly upon receipt thereof from the public recording office; and

(4)	if the Mortgage or any Assignment of Mortgage, or any other related document has been signed by a Person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such Person to sign; and
          (ii) with respect to each REO Property:
(1)	the original contract of sale and the original Deed for each REO Property, such Deed to be in form and substance acceptable for recording. The REO Property shall be assigned to the Certificate Trustee for the benefit of the Trust;

(2)	the original Deed in the name of such Seller, Franklin Credit Trust Series I, Tribeca Lending Trust Series I or any of their respective affiliates, in each case to the extent applicable, with evidence of recording thereon or, if the original Deed with evidence of recording thereon has not been returned by the public recording office where such Deed has been delivered for recordation or such Deed has been lost or such public recording office retains the original recorded Deed, (i) in the case of a delay caused by the public recording office, a photocopy of such Deed certified by the applicable Seller to be a true and correct copy of the original Deed that has been delivered to the appropriate public recording office for recordation; or (ii) in the case of a Deed where a public recording office retains the original recorded Deed or in the case where a Deed is lost after recordation in a public recording office, a copy of such Deed with the recording information thereon certified by such public recording office to be a true and complete copy of the original recorded Deed; provided, however, in the case of (i) above, the original recorded Deed or a copy of such Deed shall be certified by such public recording office to be a true and complete copy of the original recorded Deed and delivered promptly upon receipt thereof from the applicable public recording office; and

(3)	if the Deed, or any other related document has been signed by a Person on behalf of any Seller, Franklin Credit Trust Series I, Tribeca Lending Trust Series I or any of their respective affiliates, as applicable, the original power of attorney or other instrument that authorized and empowered such Person to sign.
          (f) Pursuant to one or more Custodial Agreements to be executed among and delivered by the Trustees, the Custodian, the Servicer and the Sellers prior to the Closing Date, the Sellers shall, not later than five (5) days prior to the Closing Date, deliver and release to the Custodian the Mortgage Loan Documents with respect to each Mortgage Loan and the REO Property Documents with respect to each REO Property to be sold, transferred and assigned on the Closing Date and set forth on the Mortgage Loan Schedule and REO Property Schedule delivered with such Mortgage Loan Documents or REO Property Documents, respectively.
          (g) Each Custodian shall certify its receipt of all applicable Mortgage Loan Documents or REO Property Documents required to be delivered pursuant to the applicable Custodial Agreement, as evidenced by the trust receipt and final certification or similar document of such Custodian in the form required by such Custodial Agreement. The Sellers shall be responsible for maintaining the Custodial Agreements. The fees and expenses of the Custodians shall be paid by the Owner.
          (h) Each Seller shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement or the Servicing Agreement within two weeks of their execution; provided, however, that such Seller shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety (90) days of its submission for recordation.
     Section 2.02 Recognition of Purchaser.
          From and after the date hereof, each Seller shall note the sale, transfer and assignment of the Assets to the Purchaser in its respective books and records and shall recognize the Purchaser, as of the date hereof, as the sole and exclusive owner of the Assets, and the Servicer shall service the Mortgage Loans for the benefit of the Purchaser pursuant to the Servicing Agreement, the terms of which are incorporated herein by reference. It is the intention of the Sellers, the Trustees and the Purchaser that the Assignments shall be binding upon and inure to the benefit of the Purchaser, the Certificateholders and their respective successors and assigns.

     Section 2.03 Obligations of Sellers Upon Transfer.
          In connection with each transfer pursuant to Section 2.01, each Seller further agrees, at its own expense, on or prior to the Closing Date, (x) to indicate in its books and records that the Assets have been sold, transferred and assigned to the Purchaser pursuant to this Agreement and (y) to deliver to the Purchaser and the Trustees a computer file containing a true and complete list of all such Assets, specifying for each such Mortgage Loan, as of the Closing Date, its account number and principal balance. Such file, which forms a part of Schedules I and II to the Servicing Agreement, shall also be marked as Schedules II and III to this Agreement and is hereby incorporated into and made a part of this Agreement.
          In connection with each Assignment of the Assets, the related Seller shall, on behalf of the Purchaser, deliver to and deposit with, the applicable Custodian, as the agent of the Purchaser, the documents or instruments required to be included in the related Mortgage File or REO File, as applicable, with respect to each Mortgage Loan and REO Property sold, transferred and assigned by it.
          If any of the documents referred to above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Sellers to deliver such documents shall be deemed to be satisfied upon (1) delivery to the applicable Custodian no later than the Closing Date, of a copy of each such document certified by the applicable Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by such Seller, delivery to the applicable Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender’s title insurance policy on a Mortgage Loan was not delivered as required by this Section 2.03, such Seller shall deliver or cause to be delivered to the applicable Custodian, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original to be delivered to the applicable Custodian, promptly upon receipt thereof. The Sellers shall deliver or cause to be delivered to the applicable Custodian promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan or REO File with respect to any REO Property, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.
          In addition, in connection with the assignment of any MERS Mortgage Loan, each Seller agrees that it will cause, at such Seller’s expense, the MERS System to indicate that the Mortgage Loans sold by such Seller to the Purchaser have been assigned by such Seller to the Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are reacquired in accordance with this Agreement) in such computer files the information required by the MERS System to identify the beneficial owner of such Mortgage Loans. Each Seller further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan sold by any Seller to the Purchaser during the term of this Agreement.

          Except as disclosed on Exhibit 8, upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or REO File, the Sellers shall have 90 days to cure such defect or deliver such missing document to the applicable Custodian. If the Sellers do not cure such defect or deliver such missing document within such time period, the Sellers shall notify the Administrator and the Purchaser of its failure to so cure or deliver on such 90th day and shall reacquire such Mortgage Loan or REO Property in accordance with Section 3.03.
          The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Assets and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.
          The parties hereto intend that the transaction set forth herein be a sale, transfer and assignment by the Sellers to the Purchaser of all of each Seller’s right, title and interest in and to the Assets and other property described in this Agreement, subject in each case to any Existing Liens. In the event the transaction set forth herein is deemed not to be a sale, transfer and assignment, each Seller hereby grants to the Purchaser a security interest in all of such Seller’s right, title and interest in, to and under the Assets and other property described in this Agreement, whether now existing or hereafter arising, to secure all of the Sellers’ obligations hereunder and under the other Transaction Documents; and this Agreement shall constitute a security agreement under applicable law. The Sellers and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and REO Properties, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Trust Agreement. The Sellers hereby authorize the Purchaser to file or authorize the filing of all such UCC financing statements, continuation statements, instruments of further assurance and other instruments, and to take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Purchaser, the Certificate Trustee, the Owner Trustee, the Administrator and the Certificateholders under the Transaction Documents.
     Section 2.04 Payment of Purchase Price for the Mortgage Loans. In consideration of the sale, transfer and assignment of the Assets from the Sellers to the Purchaser on the Closing Date, the Purchaser agrees to issue to or upon the order of the Sellers the Class A Certificates and the Class REO Certificates (the “Purchase Price”).
     Section 2.05 Closing. The closing for the Assets to be purchased on the Closing Date shall be subject to each of the following conditions:
          (a) all of the representations and warranties of each Seller under this Agreement and any other Transaction Document shall be true and correct in all material respects as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or under any other Transaction Document;
          (b) the Trustees and the Administrator shall have received shall have received in escrow, all Closing Documents as specified in Section 2.06, in such forms as are agreed upon and acceptable to the Trustees and the Administrator, duly executed by all signatories as required pursuant to the terms hereof;
          (c) the Sellers shall have delivered and released to the Custodians the Mortgage Loan Documents and REO Property Documents; and
          (d) all other terms and conditions of this Agreement and the other Transaction Documents shall have been complied with.
     Section 2.06 Closing Documents. On or before the Closing Date, each Seller shall submit to the Purchaser fully executed originals of the following documents:
          (a) this Agreement;
          (b) each Custodial Agreement;
          (c) the Servicing Agreement;
          (d) the Trust Agreement;
          (e) an Officer’s Certificate, in the form of Exhibit 1 hereto, including all attachments thereto;
          (f) an Opinion of Counsel to such Seller and the Servicer, in the form of Exhibit 2 hereto;
          (g) the related Mortgage Loan Schedule and REO Property Schedule, one copy to be attached hereto and one copy to be attached to each Custodian’s counterpart of the Custodial Agreement, as the Mortgage Loan Schedule thereto and REO Property Schedule;
          (h) each Custodian’s trust receipt and final certification or similar document, as required under the Custodial Agreements, in a form acceptable to the Trustees;
          (i) a Security Release Certification, in the form of Exhibit 3 hereto executed by any Person, as requested by the Trustees or the Administrator, if any of the Assets has at any time been subject to any security interest, pledge or hypothecation (other than any Existing Lien) for the benefit of such Person;
          (j) a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Assets were acquired by any Seller by merger or acquired or originated by any Seller while conducting business under a name other than its present name, if applicable;
          (k) an Assignment and Conveyance relating to all Assets conveyed by such Seller in the form of Exhibit 4 hereto;
          (l) a Confidentiality Agreement, executed and delivered by the Purchaser and the Servicer, in the form of Exhibit J to the Servicing Agreement;

          (m) a UCC-1 financing statement, in form and substance satisfactory to the Administrator;
          (n) a Notice of Termination, executed and delivered by the parties thereto, relating to Franklin Credit Trust Series I, substantially in the form of Exhibit 5;
          (o) a Notice of Termination, executed and delivered by the parties thereto, relating to Tribeca Lending Trust Series I, substantially in the form of Exhibit 5;
          (p) a Release Notice, executed and delivered by the parties thereto, relating to Franklin Credit Trust Series I, substantially in the form of Exhibit 6;
          (q) a Release Notice, executed and delivered by the parties thereto, relating to Tribeca Lending Trust Series I, substantially in the form of Exhibit 6; and
          (r) a Registration Instruction Letter, executed and delivered by the Sellers, in substantially the form of Exhibit 7.
     Section 2.07 Costs. All costs and expenses incurred in connection with the sale, transfer, assignment and delivery of the Mortgage Loans and REO Properties, including without limitation recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage and Deeds, the cost of any recording service for recording such Assignments of Mortgage, fees for transferring ownership of any MERS Mortgage Loans on the MERS System, the fees of the Custodians and each Seller’s attorney’s fees, shall be paid by such Seller.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH
     Section 3.01 Sellers’ Representations and Warranties Relating to the Mortgage Loans and REO Properties.
          (a) The Sellers hereby represent and warrant to the Purchaser, with respect to each Mortgage Loan, that as of the Closing Date or as of such date specifically provided herein:
(1)	Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is true, complete and correct in all material respects as of its date.

(2)	Costs Paid and No Waivers. Except as set forth on Exhibit 9, the terms of the Mortgage Loan have not been impaired, waived, altered or modified in any respect, except by instruments or documents identified in the Mortgage File, which have been recorded to the extent any such recordation is required by applicable law or is necessary to protect the interests of the Purchaser. The Mortgaged Property has not been released from the lien of the Mortgage Loan.

(3)	Capacity of Parties. The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors. The proceeds of the Mortgage Note have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds have been complied with. All costs, fees and expenses incurred in making, or closing or recording, the Mortgage Loan were paid.

(4)	Lawful Assignment. The applicable Seller has duly executed an assignment of the Mortgage Loan to the Purchaser or in blank, which assignment includes all rights such Seller may have against the originating contractor or lender if the Mortgage Loan was originated by a contractor or lender other than such Seller.

(5)	Loan in Force. The Mortgage Loan has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of such Mortgage Loan, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

(6)	Valid Lien. The Mortgage Loan has been duly executed and delivered by the Mortgagor, and the lien created thereby has been duly recorded, or has been delivered to the appropriate governmental authority for recording, and constitutes a valid and perfected (i) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the applicable Seller to be a First Lien (as reflected on the Mortgage Loan Data Transmission), or (ii) junior lien and junior priority security interest with respect to each Mortgage Loan which is indicated by the applicable Seller to be a Junior Lien (as reflected on the Mortgage Loan Data Transmission) in either case on the related Mortgaged Property, and in each case free and clear of all Liens (except the Existing Liens). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (i) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the applicable Seller to be a First Lien (as reflected on the Mortgage Loan Data Transmission), or (ii) junior lien and junior priority security interest with respect to each Mortgage Loan which is indicated by the applicable Seller to be a Junior Lien (as reflected on the Mortgage Loan Data Transmission), in either case on the related Mortgaged Property, and the applicable Seller has full right to assign the same to the Purchaser. With respect to any Cooperative Loan, the related Mortgage is a valid, subsisting and enforceable first priority security interest on the related cooperative shares securing the Mortgage Note, subject only to (a) liens of the related residential cooperative housing corporation for unpaid assessments representing the Mortgagor’s pro rata share of the related residential cooperative housing corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by the related Co-op Security Agreement;

(7)	Good Title. The applicable Seller has good and marketable title to the Mortgage Loan, free and clear of any encumbrance, equity, loan, pledge, charge, claim or lien of any type, other than the Existing Liens, and has full right to sell the Mortgage Loan to the Purchaser.

(8)	Compliance with Law. At the date of origination of the Mortgage Loan, all requirements of any federal, state and local laws, rules and regulations applicable to the origination and servicing of such Mortgage Loan, including, without limitation, usury, truth in lending, predatory, deceptive or abusive lending, disclosure, real estate settlement procedures, consumer protection, equal credit opportunity, debt collection and credit reporting laws.

(9)	HOEPA. The Mortgage Loan is not (i) subject to the Home Ownership and Equity Protection Act of 1994 as amended (“HOEPA”); (ii) a “high cost” loan, “covered” mortgage loan or “predatory” mortgage loan or any other comparable term, no matter how defined, under any federal, state or local law; or (iii) subject to any comparable federal, state or local law.

(10)	Licensing. The applicable Seller, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located.

(11)	Credit Reporting. The servicer for the Mortgage Loan fully furnishes, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

(12)	Enforceability; Remedies. Each Mortgage Loan contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the lien provided thereby, including, (i) in the case of a mortgage designated as a deed of trust, by trustee’s sale, (ii) otherwise by judicial foreclosure and (iii) foreclosure by advertisement.

(13)	One Original. Except as set forth on Exhibit 8, there is only one original executed promissory note. Except as set forth on Exhibit 8, the Note, Assignment of Mortgage and any other documents required to be delivered under the applicable Custodial Agreement for each Mortgage Loan have been delivered to the Custodian.

(14)	Mortgage Submitted for Recordation. Except as set forth on Exhibit 9, at origination, the Mortgage was submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(15)	Collection Practices; Escrow Deposits. The origination, collection and servicing practices used by the originator, each servicer of the Mortgage Loan and the applicable Seller with respect to the Mortgage Loan have been in all material respects in compliance with customary mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans and residential real properties of the same type as the Mortgage Loans and REO Properties and applicable laws and regulations, and have been in all respects legal and proper.

(16)	No Government Mortgage Loans. The Mortgagor is not the United States government or an agency, authority, instrumentality or other political subdivision of the United States government.

(17)	Deeds of Trust. If the Mortgage Loan constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage Loan, and no fees or expenses are or will become payable by the applicable Custodian or the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the related Mortgagor.

(18)	Hazardous Substances. To the best of the applicable Seller’s knowledge, the Mortgaged Property is free from any and all hazardous substances, hazard wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation. To the best of the applicable Seller’s knowledge, there is no violation of any local, state or federal environmental law, rule or regulation with respect to the Mortgaged Property.

(19)	No Errors, Omissions, Etc. No misrepresentation, fraud or similar occurrence with respect to the Mortgage Loan has taken place on the part of the Servicer or any Seller.

(20)	Insurance Coverage. With respect to each Mortgage Loan that is a First Lien, all buildings upon the Mortgaged Property are insured by a generally acceptable insurer pursuant to standard hazard policies conforming to the requirements of mortgage lending institutions in the jurisdiction where the related Mortgaged Property is located. All such standard hazard policies are in effect and on the date of origination contained a standard mortgagee clause naming the applicable Seller and its successors in interest as loss payee and such clause is still in effect. If the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the Flood Disaster Protection Act of 1973, as amended, such Mortgaged Property is covered by flood insurance by a generally acceptable insurer in an amount not less than the requirements of mortgage lending institutions in the jurisdiction where the related Mortgaged Property is located. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.

(21)	Title Insurance. Each Mortgage Loan that is a First Lien is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance, with all necessary endorsements, issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the applicable Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Such title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The applicable Seller is the sole insured of such lender’s title insurance policy and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

(22)	Marking Records. The applicable Seller has caused the portions of their respective records relating to the Mortgage Loans to be clearly and unambiguously marked to indicate that such Mortgage Loans have been sold, transferred and assigned to the Purchaser.
          (b) The Sellers hereby represent and warrant to the Purchaser, with respect to each REO Property, that as of the Closing Date or as of such date specifically provided herein:
(1)	The information set forth in the REO Property Schedule and the Mortgage Loan Data Transmission with respect to such REO Property is complete, true and correct in all material respects.

(2)	The applicable Seller is the sole owner and holder of the REO Property and has the full right to transfer the REO Property, and the REO Property is free and clear of any lien or encumbrance other than (A) liens for real estate taxes not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the related security instrument, such exceptions appearing of record being acceptable to prudent institutional lenders generally, (C) other matters (excluding mortgage liens and any other lien which can be satisfied by payment of a liquidated sum of money) to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the use, enjoyment or marketability of the REO Property, and (D) the Existing Liens.

(3)	Neither the Servicer nor any Seller has received any written notice that there exists a violation of any local, state or federal environmental law, rule or regulation with respect to the REO Property that would have a material adverse effect on such REO Property.

(4)	All parties which have had any interest in the REO Property, whether as owner, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the REO Property is located and either (1) organized under the laws of such state, (2) qualified to do business in such state, (3) federal savings and loan associations or national banks having principal offices in such state, or (4) not required to be qualified to do business in such state under applicable laws of the state.

(5)	The Deed and any other documents required to be delivered by the applicable Seller under this Agreement have been delivered to Purchaser or its designee. Such Seller is in possession of a complete, true and accurate REO File, except for such documents the originals of which have been delivered to Purchaser or its designee. The Deed is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the REO Property is located.

(6)	Except as set forth on Exhibit 9, neither the Servicer nor any Seller has received any written notice that there is any material condition affecting any REO Property (x) relating to lead paint, radon, asbestos or other hazardous materials, (y) requiring remediation of any condition or (z) relating to a claim which could impose liability upon, diminish rights of or otherwise adversely affect the Purchaser.

(7)	To the best of such Seller’s knowledge, there is no illegal activity being conducted on the REO Property which could serve as the basis for a claim or prosecution of any action or proceeding seeking to impose civil or criminal liability on the Purchaser as the owner.

          With respect to the representations and warranties set forth in this Section 3.01 that are made to the best of each Seller’s knowledge or as to which each Seller has no knowledge, or based upon the lack of any Seller’s receipt of a written notice, if it is discovered by the Purchaser, the Sellers, the Servicer, the Administrator or any Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or REO Property or the interest therein of the Purchaser or the Purchaser’s assignee, transferee or designee then, notwithstanding any Seller’s lack of knowledge or notice with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty; provided, however, that this paragraph shall not be assignable by the Purchaser with respect to any Assets sold by the Purchaser pursuant to Section 9.02 of the Trust Agreement.
          It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive delivery of the respective Mortgage Files and REO Files to the applicable Custodian on behalf of the Purchaser.
     Section 3.02 Sellers Representations and Warranties. Each Seller hereby represents and warrants to the Purchaser that as of the Closing Date or as of such date specifically provided herein:
          (a) Such Seller is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and has the power and authority to own its assets and to transact the business in which it is currently engaged. Such Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement or any other Transaction Document to which it is a party, (c) the value or marketability of the Mortgage Loans or REO Property, or (d) its ability to foreclose on the related Mortgaged Properties.
          (b) When executed and delivered, assuming necessary entity power and authority of each Seller, this Agreement and each other Transaction Document to which it is a party will constitute such Seller’s legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies, (2) general equity principals (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.
          (c) Such Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is presently conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of such Seller to conduct its business as it is presently conducted.

          (d) Assuming the due authorization thereof by each Seller, the execution, delivery and performance of this Agreement or any other Transaction Document to which it is a party by such Seller will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to such Seller or any of its properties or any provision of its certificate of incorporation, bylaws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.
          (e) No certificate of an officer, written statement or report delivered pursuant to the terms of this Agreement or any other Transaction Document to which it is a party by such Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report, in the light of the circumstances under which it is delivered or made, not misleading.
          (f) [Reserved].
          (g) There are no actions or proceedings against, or investigations of, such Seller pending or, to its actual knowledge, threatened (by written communication to it of a present intent to initiate such action, proceeding or investigation), before any court, administrative agency or other tribunal that, if determined adversely, would prohibit or materially and adversely affect such Seller’s performance of any of its respective obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document to which it is a party.
          (h) Such Seller is not transferring the Mortgage Loans or REO Properties to the Purchaser hereunder with any intent to hinder, delay or defraud any of its creditors.
          (i) Such Seller acquired title to the Mortgage Loans and REO Properties in good faith, without notice of any adverse claims.
          (j) The transfer, assignment and conveyance of the Mortgage Notes, the Mortgages and the REO Properties by such Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.
     Section 3.03 Remedies for Breach of Representations and Warranties.
          It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale, transfer and assignment of the Assets to the Purchaser and the issuance of the Certificates, and shall inure to the benefit of the Purchaser, the Administrator, the Trustees and the Certificateholders, notwithstanding any restrictive or qualified endorsement on any Mortgage Note, Assignment of Mortgage or Deed or the examination or lack of examination of any Mortgage File or REO File. Upon (i) discovery by any Seller of a breach of any of the representations and warranties made in Section 3.01 or Section 3.02 which materially and adversely affects the value of the Assets or the interest of the Purchaser (or which materially and adversely affects the value of a Mortgage Loan or REO Property or the interests of the Purchaser in the related Mortgage Loan or REO Property in the case of a representation and warranty relating to a particular Mortgage Loan or REO Property) or

(ii) receipt by a Seller of notice from the Servicer that a Mortgaged Property or REO Property is contaminated by hazardous or toxic substances (a “Servicer Environmental Notice”) pursuant to Section 4.02 of the Servicing Agreement, such Seller shall give prompt written notice to the Purchaser, the Administrator and the Trustees.
          Within (i) ten (10) days of receipt of a Servicer Environmental Notice or (ii) thirty (30) days of the earlier of either discovery by any Seller, or notice to the applicable Seller, of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or an REO Property or the REO Properties or the Purchaser’s interest in a Mortgage Loan or the Mortgage Loans or an REO Property or the REO Properties, the Sellers shall use their commercially reasonable efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, each Reacquisition Party shall, jointly and severally, reacquire such Mortgage Loan or REO Property. In connection with the reacquisition of any Asset, the price to be paid by the Reacquisition Parties for such Asset (the “Reacquisition Price”) shall be as agreed upon by the Administrator and the applicable Reacquisition Party; provided, however, should such parties not promptly come to agreement, the Reacquisition Price shall be as determined by the Administrator in good faith using its sole discretion. In the event that a breach shall involve any representation or warranty set forth in Section 3.02 and such breach cannot be cured within thirty (30) days of the earlier of either discovery by or notice to any Seller of such breach, all of the Assets shall, at the Trustees’ option, be reacquired by the Reacquisition Parties at the Reacquisition Price. Notwithstanding anything to the contrary contained herein, it is understood by the parties hereto that a breach of any of the representations and warranties made in Sections 3.01(a) (8), (9), (10) and (18) and Section 3.01(b)(6) will be deemed to materially and adversely affect the value of the related Mortgage Loan or REO Property, respectively, or the interest of the Purchaser therein.
          At the time of reacquisition of any deficient Mortgage Loan or REO Property by the Reacquisition Parties, the Purchaser and the Reacquisition Parties shall arrange for the reassignment of the reacquired Mortgage Loan or REO Property to the Reacquisition Parties and the delivery to the Reacquisition Parties of any documents held by the applicable Custodian relating to the reacquired Mortgage Loan or REO Property in each case at the Reacquisition Parties’ expense. Upon such reacquisition the related Mortgage Loan Schedule or REO Property Schedule shall be amended to reflect the withdrawal of the reacquired Mortgage Loan or REO Property from this Agreement.
          In addition to such cure and reacquisition obligation, each Reacquisition Party shall, jointly and severally, indemnify the Certificateholders, the Purchaser, the Administrator and the Trustees and each of the respective assigns, offices, directors, agents and employees, and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of any Seller’s representations and warranties made in Section 3.01 or Section 3.02. Notwithstanding anything set forth in this Agreement, the Purchaser acknowledges that neither Franklin Credit Management Corporation nor Franklin Credit Holding Corporation has any obligations or liabilities (except as expressly provided with respect to Franklin Credit Management Corporation in the definition of Reacquisition Party herein) to any Person arising out of the Asset reacquisition and indemnity provisions contained in this Agreement, including the Purchaser, the Trustees, the Administrator, the Certificateholders and each of their respective assigns, officers, directors, agents and employees), and that all such obligations and liabilities are retained by the other Reacquisition Parties.
          Any cause of action against any Seller relating to or arising out of the breach of any representation or warranty made in Section 3.01 or Section 3.02 shall accrue as to any Mortgage Loan or REO Property upon (i) discovery of such breach by any Seller or notice thereof to the Sellers by the Purchaser, the Administrator or any Trustee and (ii) demand upon the Reacquisition Parties by the Purchaser, the Administrator or any Trustee for compliance with the relevant provisions of this Agreement.
     Section 3.04 Representations of Purchaser. The Purchaser hereby represents and warrants to the Sellers as of the Closing Date:
          (a) The Purchaser is a statutory trust duly formed and in good standing under the laws of the State Delaware and has full power, authority and legal right to execute and deliver this Agreement and to perform its obligations under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and
          (b) The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations under this Agreement will not violate any provision of any law or regulation governing the Purchaser or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Purchaser or any of its assets. Such execution, delivery, authentication and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating the activities of statutory trusts. Such execution, delivery, authentication and performance will not conflict with, or result in a breach or violation of, any mortgage, deed of trust, lease or other agreement or instrument to which the Purchaser is bound.
ARTICLE IV.
SELLERS’ COVENANTS
     Section 4.01 Covenants of the Sellers.
          Each Seller hereby covenants that except for the sale, transfer and assignment hereunder, such Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien (other than the Existing Liens) on any Mortgage Loan or REO Property, or any interest therein; the applicable Seller will notify the Purchaser, the Administrator and the Trustees of the existence of any lien on any Mortgage Loan or REO Property immediately upon discovery thereof, and the Reacquisition Parties will defend the right, title and interest of the Purchaser, in, to and under the Mortgage Loans and REO Property, against all claims of third parties claiming through or under any Seller; provided, however, that nothing in this Section 4.01 shall prevent or be deemed to prohibit any Seller from suffering to exist upon any of the Mortgage Loans or REO Property any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if such Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.
ARTICLE V.
INDEMNIFICATION
     Section 5.01 Indemnification. Without limiting any other rights that the Purchaser or any other Person may have hereunder or under applicable law, and in addition to the remedies provided in Section 3.03, each Reacquisition Party hereby agrees, jointly and severally, to indemnify (in such capacity, an “Indemnifying Party”) from and against, and pay upon demand to, the Purchaser, the Administrator, the Trustees and the Certificateholders and each of their respective assigns, officers, directors, agents and employees (in such capacity each, an “Indemnified Party”), any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts which may become payable, including reasonable attorneys’ fees and disbursements, as incurred all of the foregoing being collectively referred to as “Indemnified Amounts” with respect to any such Indemnified Parties, or to which any of them may become subject or may be awarded against or incurred by any of them arising out of or relating to any of the following:
          (a) any representation or warranty made by a Seller (or any officers of a Seller) under or in connection with this Agreement or any other Transaction Document which shall have been false or incorrect in any material respect when made or deemed made;
          (b) any information, statement, report or other document furnished or to be furnished by a Seller pursuant to this Agreement that contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in the light of the circumstances under which such statements were made, not misleading;
          (c) any failure of a Seller to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document; and
          (d) any investigation, litigation, regulatory action or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby or thereby, the Assets or any other investigation, litigation, regulatory action or proceeding relating to any Seller or any Assets in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby.
          Notwithstanding anything set forth in this Agreement, the Purchaser acknowledges that neither Franklin Credit Management Corporation nor Franklin Credit Holding Corporation has any obligations or liabilities (except as expressly provided with respect to Franklin Credit Management Corporation in the definition of Reacquisition Party herein) to any Person arising out of the Asset reacquisition and indemnity provisions contained in this Agreement, including the Purchaser, the Trustees, the Administrator, the Certificateholders and

each of their respective assigns, officers, directors, agents and employees), and that all such obligations and liabilities are retained by the Reacquisition Parties.
ARTICLE VI.
MISCELLANEOUS PROVISIONS
     Section 6.01 Amendment. This Agreement may be amended from time to time, with the consent of the Administrator, by the Sellers and the Purchaser, by written agreement signed by the Sellers and the Purchaser.
     Section 6.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.
     Section 6.03 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:
if to the Sellers:
c/o Franklin Credit Management Corporation
101 Hudson Street
Jersey City, NJ 07302
Attention: Chief Operating Officer
Fax: 201-604-1818
with a copy to:
Franklin Credit Management Corporation
101 Hudson Street
Jersey City, NJ 07302
Attention: Chief Legal Officer
or such other address as may hereafter be furnished to the Purchaser in writing by the Sellers.
if to the Purchaser:
c/o The Huntington National Bank,
as Administrator
2361 Morse Road
NC3W67
Columbus, OH 43219
Attention: Special Assets

With a copy to:
The Huntington National Bank,
as Certificate Trustee
7 Easton Oval – EA4E63
Columbus, OH 43229
Attention: Corporate Trust
or such other address as may hereafter be furnished to the Sellers in writing by the Purchaser.
     Section 6.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.
     Section 6.05 Counterparts. This Agreement may be executed in one or more counterparts by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.
     Section 6.06 Further Agreements.
          The Purchaser and the Sellers all agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement and the other Transaction Documents or in connection with the issuance of any Certificates representing interests in the Assets. Such additional documents include, but are not limited to, the execution of post-closing deeds, conveyance fee statements, sales disclosure forms, powers of attorney and any and all other documents necessary or desirable to transfer record title to the REO Properties into the Purchaser.
          Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Assets from the Sellers, the Sellers will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably required by the Purchaser.
     Section 6.07 Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Sellers are selling, transferring and assigning the Assets rather than the pledging of the Assets by the Sellers to secure a loan by the Purchaser to the Seller. The parties hereto each intend to treat the sale, transfer and assignment of the Assets for federal income tax purposes as a sale, transfer and assignment to an entity that is treated as either a disregarded entity or a partnership.

     Section 6.08 Successors and Assigns: Assignment of Purchase Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Sellers and the Purchaser. The obligations of the Sellers under this Agreement cannot be assigned or delegated to a third party without the express written consent of the Purchaser and the Administrator which consent shall be at the Purchaser’s and Administrator’s respective discretion.
     Section 6.09 Survival. The representations and warranties set forth in Sections 3.01 and 3.02, the indemnification provisions in Section 3.03 and the provisions of Article V hereof shall survive the purchase, sale, assignment and delivery of the Mortgage Loans and REO Properties hereunder.
     Section 6.10 Limitations of Liability of Trustees. Notwithstanding anything to the contrary, this Agreement has been countersigned by The Huntington National Bank not in its individual capacity but solely in its capacity as Certificate Trustee of the Purchaser and in no event shall The Huntington National Bank in its individual capacity have any liability or the representations, warranties, covenants, agreements or other obligations of the Purchaser hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Purchaser. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Purchaser hereunder, the Certificate Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.
     Section 6.11 Third Party Beneficiaries. The Administrator, the Owner Trustee, the Certificate Trustee and each Certificateholder shall each be considered a third-party beneficiary of this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.
     Section 6.12 Conflict of Interest. The Certificate Trustee is authorized to serve in multiple capacities in relation to the Purchaser, the Sellers and the Certificateholders (and their permitted assigns), including as Administrator, Certificateholder, creditor of one or more Sellers for which the Assets serve as collateral on certain loan(s), loan participant with a third party to which one or more Sellers has pledged the Assets or a Certificate, as collateral agent for such lenders or participants, and various other treasury management, interest rate management and custodial capacities in relation thereto. Each Seller hereby (a) acknowledges that the Certificate Trustee may serve in multiple capacities in relation to the Purchaser, including as described in the immediately preceding sentence, and may receive separate compensation for each of these various capacities, including fees and expense reimbursement, (b) waives any actual or potential conflicts of interest that may arise in connection with the Certificate Trustee serving in any such capacity, and (c) agrees that such waiver shall be binding upon its permitted assigns.
     Section 6.13 Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Sellers, by entering into this Agreement, agree that they shall not, before the date that is one year and one day after the termination of the Purchaser, file or participate in the filing of any petition against the Purchaser that could cause the Purchaser to be the subject of an Insolvency Event. Nothing in this Agreement shall prohibit the Sellers from participating in or filing proofs of claim in any such proceeding instituted by any other person.

          IN WITNESS WHEREOF, the Sellers and the Purchaser have caused their names to be signed to this Transfer and Assignment Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

FRANKLIN MORTGAGE ASSET TRUST 2009-A, as Purchaser

By: The Huntington National Bank, not in its individual capacity but solely as Certificate Trustee

By:	/s/ Candada J. Moore

Name: Candada J. Moore
Title: Senior Vice President

FRANKLIN CREDIT ASSET CORPORATION AND TRIBECA LENDING CORP. AND EACH OF THEIR RESPECTIVE SUBSIDIARIES LISTED ON SCHEDULE I, as Sellers

By:	/s/ Alexander Gordon Jardin

Name: Alexander Gordon Jardin Title: Chief Executive Officer

FRANKLIN CREDIT MANAGEMENT CORPORATION AND EACH OF ITS RESPECTIVE SUBSIDIARIES LISTED ON SCHEDULE I, as Seller

By:	/s/ Thomas J. Axon

Name: Thomas J. Axon
Title: President
[Transfer and Assignment Signature Page]

SCHEDULE I
LIST OF SUBSIDIARY SELLERS
Schedule I-1

SCHEDULE II
MORTGAGE LOAN SCHEDULE
[on file with Custodian, Trustees, Sellers and Purchaser]
Schedule II-1

SCHEDULE III
REO PROPERTY SCHEDULE
[on file with Custodian, Trustees, Sellers and Purchaser]
Schedule III-1

SCHEDULE IV
PUTBACK LITIGATION SCHEDULE
Schedule IV-1

EXHIBIT 1
SELLERS’ OFFICER CERTIFICATE
       I, Thomas J. Axon, hereby certify that I am the duly elected President of FRANKLIN CREDIT ASSET CORPORATION, President of FRANKLIN CREDIT MANAGEMENT CORPORATION, Director of TRIBECA LENDING CORP. AND President EACH OF THEIR RESPECTIVE SUBSIDIARIES LISTED ON SCHEDULE I (collectively the “Sellers”), and further certify, on behalf of the Sellers as follows:
1.	Each person who, as an officer or attorney-in-fact of any of the Sellers, signed (a) the Transfer and Assignment Agreement (the “Transfer and Assignment Agreement”), dated as of March 31, 2009, by and between the Sellers and FRANKLIN MORTGAGE ASSET TRUST 2009-A (the “Purchaser”); (b) the Servicing Agreement; (c) the Trust Agreement; and (d) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Assets in accordance with the Transfer and Assignment Agreement, the Servicing Agreement or the Trust Agreement was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

2.	Attached hereto as Attachment I is a true and correct copy of the resolutions duly adopted by the board of directors of the Sellers (the “Resolutions”) with respect to the authorization and approval of the sale, transfer, assignment and servicing of the Assets; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

3.	All of the representations and warranties of the Sellers contained in Sections 3.01 and 3.02 of the Transfer and Assignment Agreement were true and correct in all material respects as of the date of the Transfer and Assignment Agreement and are true and correct in all material respects as of the date hereof. In making representations and warranties as to due authorization of the Transfer and Assignment Agreement, the Sellers relied on the “imperative necessity” exception to the requirement of stockholder approval that would otherwise apply under section 271 under the Delaware General Corporation Law if the assignment of assets (or merger) were to be determined to comprise a sale of all or substantially all of the assets of Franklin Credit Holding Corporation.

4.	No proceedings looking toward merger, liquidation, dissolution or bankruptcy of any of the Sellers are pending or contemplated.
Exhibit 1-1

5.	The Sellers have performed all of their respective duties and have satisfied all the conditions on their part to be performed or satisfied prior to the Closing Date pursuant to the Transfer and Assignment Agreement.
     All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Transfer and Assignment Agreement.

Name:	Thomas J. Axon
Title:	President
Exhibit 1-2

EXHIBIT 2
[FORM OF OPINION OF COUNSEL TO THE SELLER]
______________________________
(Date)
FRANKLIN MORTGAGE ASSET TRUST 2009-A
[                ]
[                ]

Re:	Transfer and Assignment Agreement, dated as of March 31, 2009
     Gentlemen:
     I have acted as counsel to [SELLER], a                                          (the “Seller”), in connection with the sale, transfer and assignment of certain mortgage loans and REO property by the Seller to FRANKLIN MORTGAGE ASSET TRUST 2009-A (the “Purchaser”) pursuant to (i) the Transfer and Assignment Agreement, dated as of March 31, 2009, between the Seller and the Purchaser (the “Transfer and Assignment Agreement”) and (ii) [identify other documents]. Capitalized terms not otherwise defined herein have the meanings set forth in the Transfer and Assignment Agreement.
     In connection with rendering this opinion letter, I, or attorneys working under my direction, have examined, among other things, originals, certified copies or copies otherwise identified to my satisfaction as being true copies of the following:
A.	The Transfer and Assignment Agreement;

B.	[The other Transaction Documents;]

C.	The Custodial Agreements;

D.	The Seller’s [Certificate of Incorporation and by-laws] [certificate of limited partnership and limited partnership agreement], as amended to date; and

E.	Resolutions adopted by the Board of Directors of the Seller with specific reference to actions relating to the transactions covered by this opinion (the “Board Resolutions”).
     For the purpose of rendering this opinion, I have made such documentary, factual and legal examinations as I deemed necessary under the circumstances. As to factual matters, I have relied upon statements, certificates and other assurances of public officials and of officers and other representatives of the Seller, and upon such other certificates as I deemed appropriate, which factual matters have not been independently established or verified by me. I have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such copied documents.
Exhibit 2-1

     On the basis of and subject to the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, exceptions and limitations expressed herein, I am of the opinion that:
     1. The [Seller] [Servicer] has been duly [incorporated] [formed] and is validly existing and in good standing under the laws of the State of                      with corporate power and authority to own its properties and conduct its business as presently conducted by it. The Seller and the Servicer have the corporate power and authority to service the Assets, [and to execute, deliver, and perform its obligations under the Transfer and Assignment Agreement and the other Transaction Documents to which it is a party (sometimes collectively, the “Agreements”)].
     2. Each Transaction Document has been duly and validly authorized, executed and delivered by the Seller and the Servicing Agreement has been duly and validly authorized, executed and delivered by the Servicer. [ok to qualify as appropriate]
     3. Each Transaction Document constitutes the valid, legal and binding obligations of the Seller, and the Servicing Agreement constitutes the legal, valid and binding obligation of the Servicer, enforceable against the Seller and the Servicer, as applicable, in accordance with its respective terms. [ok to qualify as appropriate]
     4. No consent, approval, authorization or order of any state or federal court or government agency or body is required for the execution, delivery and performance by the Seller or the Servicer of any Transaction Document, or the consummation of the transactions contemplated by the Transaction Documents, except for those consents, approvals, authorizations or orders which previously have been obtained.
     5. Neither the servicing of the Assets by the Servicer as provided in the Servicing Agreement and the other Transaction Documents, nor the fulfillment of the terms of or the consummation of any other transactions contemplated in the Transaction Documents will result in a breach of any term or provision of the [certificate of incorporation or by-laws] [certificate of limited partnership or limited partnership agreement] of the Seller or the Servicer, or, to the best of my knowledge, will conflict with, result in a breach or violation of, or constitute a default under, (i) the terms of any indenture or other agreement or instrument known to me to which the Seller or the Servicer is a party or by which it is bound, (ii) any State of Delaware or federal statute or regulation applicable to the Seller or the Servicer, [ok to qualify as appropriate] or (iii) any order of any State of                      or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller or the Servicer, except in any such case where the default, breach or violation would not have a material adverse effect on the Seller or the Servicer or its ability to perform its obligations under any Transaction Document.
     6. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Seller or the Servicer which, in my judgment, either in any one instance or in the aggregate, would draw into question the validity of any Transaction Document or which would be likely to impair materially the ability of the Seller or the Servicer to perform under the terms of any Transaction Document.
Exhibit 2-2

     The opinions above are subject to the following additional assumptions, exceptions, qualifications and limitations:
     A. I have assumed that all parties to the Transaction Documents other than the Servicer have all requisite power and authority to execute, deliver and perform their respective obligations under each of the Transaction Documents, and that the Transaction Documents have been duly authorized by all necessary corporate action on the part of such parties, have been executed and delivered by such parties. I have also assumed that the Transaction Documents constitute the legal, valid and binding obligations of all parties.
     B. My opinion expressed in paragraph 3 above is subject to the qualifications that (i) the enforceability of the Transaction Documents may be limited by the effect of laws relating to (1) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers, and (2) general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Transaction Documents and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as such principles relate to, limit or affect the enforcement of creditors’ rights generally and the discretion of the court before which any proceeding for such enforcement may be brought; and (ii) I express no opinion herein with respect to the validity, legality, binding effect or enforceability of provisions for indemnification in the Agreements to the extent such provisions may be held to be unenforceable as contrary to public policy.
     C. I have assumed, without independent check or certification, that there are no agreements or understandings among the Sellers, the Purchaser and any other party which would expand, modify or otherwise affect the terms of the documents described herein or the respective rights or obligations of the parties thereunder.
     I am admitted to practice in the State of                     , and I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Delaware, [Ohio] and the Federal laws of the United States of America.

Very truly yours,
Exhibit 2-3

EXHIBIT 3
SECURITY RELEASE CERTIFICATION
     I. Release of Security Interest
                                             , hereby relinquishes any and all right, title and interest it may have in and to the Mortgage Loans and REO Properties described in Exhibits A and B, respectively, attached hereto upon purchase thereof by FRANKLIN MORTGAGE ASSET TRUST 2009-A from the Seller named below pursuant to that certain Transfer and Assignment Agreement, dated as of March 31, 2009 (the “Transfer and Assignment Agreement”) as of the date and time of receipt by                                          of $                     for such Mortgage Loans and REO Properties (the “Date and Time of Sale”), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans and REO Property have been delivered and released to the Seller named below or its designees as of the Date and Time of Sale. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Transfer and Assignment Agreement.
     Name and Address of Financial Institution
          (Name)
          (Address)

By:

Exhibit 3-1

     II. Certification of Release
     The Seller named below hereby certifies to FRANKLIN MORTGAGE ASSET TRUST 2009-A that, as of the Date and Time of Sale of the above mentioned Mortgage Loans and REO Properties to FRANKLIN MORTGAGE ASSET TRUST 2009-A, the security interests in the Mortgage Loans and REO Properties released by the above named corporation comprise all security interests (other than the Existing Liens) relating to or affecting any and all such Mortgage Loans and REO Properties. The Seller warrants that, as of such time, there are and will be no other security interests (other than the Existing Liens) affecting any or all of such Mortgage Loans or REO Properties.

Seller

By:

Name:

Title:

Exhibit 3-2

EXHIBIT 4
ASSIGNMENT AND CONVEYANCE
     On this                      day of                     , 200_, [SELLER] (“Seller”) as the Seller under that certain Transfer and Assignment Agreement, dated as of March 31, 2009 (the “Agreement”) does hereby sell, transfer, assign, set over and convey to FRANKLIN MORTGAGE ASSET TRUST 2009-A as Purchaser under the Agreement, without recourse, but subject to the Existing Liens and the terms of the Agreement, all rights, title and interest of the Seller in, to and under (i) the Mortgage Loans and REO Properties listed on the Mortgage Loan Schedule and REO Property Schedule, respectively, attached hereto, including, without limitation, the related Servicing Files, Mortgage Files and REO Files, (ii) deficiency judgments in favor of the related Seller and all rights and obligations related thereto, and (iii) all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, and investment property, consisting of, arising from, or relating to any of the foregoing (collectively, the “Assets”), including all proceeds of any and all of the foregoing (including the right to receive any Putback Litigation Proceeds). Pursuant to Section 2.03 of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan and REO Property to be purchased as set forth in the Custodial Agreement. The contents of each related Servicing File required to be retained by the Seller or the Servicer to service the Mortgage Loans pursuant to the Servicing Agreement and thus not delivered to the Trustees are and shall be held in trust by the Seller or the Servicer for the benefit of the Purchaser as the owner thereof. The Seller’s possession of any portion of each such Servicing File is at the will of the Trustees and the Administrator for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Servicing Agreement, and such retention and possession by the Seller or the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller or the Servicer shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller or the Servicer at the will of the Trustees and the Administrator in such custodial capacity only. Notwithstanding the foregoing, the rights to pursue any Putback Litigation shall remain with the Seller in accordance with the provisions of Section 2.01 of the Agreement.
     The Seller confirms to the Trustees and the Administrator that the representation and warranties set forth in Sections 3.01 and 3.02 of the Agreement are true and correct with respect to the Seller and the Mortgage Loans and REO Properties listed on the Mortgage Loan Schedule and REO Property Schedule, respectively, attached hereto as of the date hereof, and that all statements made in the Seller’s Officer’s Certificates and all attachments thereto remain complete, true and correct in all respects as of the date hereof, and that the Mortgage Loan and REO Property characteristics identified on the attached Mortgage Loan Schedule and REO Property Schedule, respectively, are true and correct as of the date hereof.
     Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.
Exhibit 4-1

[SELLER]
(Seller)

By:

Name:

Title:

Exhibit 3-2

EXHIBIT 5
[FORM OF NOTICE OF TERMINATION]
BY FAX WITH CONFIRMATION

Certificate Trustee	Delaware Trustee
Deutsche Bank National Trust Company	Deutsche Bank Trust Company Delaware
1761 East St. Andrew Place	1011 Centre Road, Suite 200
Santa Ana, California 92705-4934	Wilmington, Delaware 19805
Attention: Trust Administration – FM0801	Attention: Corporate Trust Administration
Facsimile: (714) 247-6478	Facsimile: (302) 636-3399
March 31, 2009
Re: Termination Notice and Waiver pursuant to Section 9.1 of the Master Trust Agreement
     Reference is made to the Master Trust Agreement dated as of December 15, 2008 (the “Master Trust Agreement”), among, Franklin Credit Management Corporation (“Franklin”), a Delaware corporation, as a depositor, Tribeca Lending Corp. (“Tribeca”), a New York corporation, as a depositor (each of Franklin and Tribeca, a “Depositor” and collectively the “Depositors”), Deutsche Bank National Trust Company, a national banking association, as the Certificate Trustee (not in its individual capacity but solely as Certificate Trustee, in such capacity, the “Certificate Trustee”), and Deutsche Bank Trust Company Delaware, a Delaware banking corporation, as Delaware Trustee (not in its individual capacity but solely as Delaware Trustee, in such capacity, the “Delaware Trustee” and, collectively with the Certificate Trustee, the “Trustees”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Master Trust Agreement.
     Pursuant to Section 9.1(a) of the Master Trust Agreement, the undersigned Owners, representing 100% of the Holders of Franklin Credit Trust Series I and 100% of the Holders of Tribeca Lending Trust Series I (collectively, the “Trusts”) created by the Master Trust Agreement, hereby give the Trustees notice of their intention to terminate and dissolve the Trusts, such termination and dissolution to occur on March 31, 2009 (the “Termination Date”). The parties hereto hereby (i) waive all requirements pursuant to Section 9.1(a) of the Master Trust Agreement or otherwise regarding notice periods in respect the termination and dissolution of the Trusts on the Termination Date and hereby acknowledge and agree that the Termination Date set forth above shall be the Termination Date pursuant to the Master Trust Agreement, (ii) waive the requirement pursuant to Section 9.1(c) of the Master Trust Agreement that the Certificate Trustee provide a Termination Notice to the Certificateholders within five (5) business days following receipt of this notice and (iii) direct the Delaware Trustee to cause the Certificate of Trust to be cancelled on April 21, 2009 or such later date as we may direct in writing in accordance with the provisions of Section 3810 of the Statutory Trust Statute.
Exhibit 5-1

     You are hereby directed to release all of the Transferred Assets as specified in the Release Notice dated the date hereof, a copy of which is attached hereto as Exhibit A immediately upon termination and dissolution of the Trusts.

Very truly yours,

THE HUNTINGTON NATIONAL BANK,
as Certificateholder of 100% Percentage Interest
of the Trust Certificates Issued by Franklin
Credit Trust Series I

By:

Name:
Title

THE HUNTINGTON NATIONAL BANK,
as Certificateholder of 100% Percentage Interest
of the Trust Certificates Issued by Tribeca
Lending Trust Series I

By:

Name:
Title
[Acknowledged and Agreed:]

DEUTSCHE BANK NATIONAL
TRUST COMPANY, not in its individual capacity
but solely as Certificate Trustee

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY DELAWARE,
not in its individual capacity but solely
as Delaware Trustee

By:
Name:
Title:
Exhibit 5-2

EXHIBIT A
[Release Notice]
Exhibit 5-3

EXHIBIT 6
FORM OF RELEASE NOTICE
March 31, 2009

Bank of America National Association, as
successor by merger to LaSalle Bank National
Association,
as Custodian
2571 Busse Road, Suite 200
Elk Grove Village, IL 60007
Attention: Christian Claffy

U.S. Bank National Association,
as Custodian
1133 Rankin Street, Suite 100
St. Paul, MN 55116
Attention: Patrick Garay-Heelan

With a copy to:

Deutsche Bank National Trust Company, as
Certificate Trustee
1761 East St. Andrew Place
Santa Ana, California 92705-4934
Attention: Trust Administration – FM0801

Re:	Release and Transfer of Assets to Franklin
Mortgage Asset Trust 2009-A

Ladies and Gentlemen:
     Reference is hereby made to that certain Master Trust Agreement dated as of December 15, 2008 (the “Trust Agreement”) by and among Franklin Credit Management Corporation (“FCMC”), as a depositor, Tribeca Lending Corp. (“Tribeca”), as a depositor (each a “Depositor” and collectively the “Depositors”), Deutsche Bank National Trust Company, as certificate trustee (the “Certificate Trustee”), and Deutsche Bank Trust Company Delaware, as Delaware trustee (the “Delaware Trustee”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Trust Agreement.
     The Certificateholders hereby direct each Custodian to release the assets identified on Schedule A-1 and A-2 attached hereto (the “Assets”) in each case as of the date hereof and simultaneously with such release, subject to the rights of the Agent, as defined under the Custodial Agreement, the undersigned Certificateholders hereby direct you to deposit all such Assets immediately as directed by the Depositors below.
Exhibit 6-1

     The undersigned Depositors hereby direct each Custodian to deposit, subject to the rights of the Agent, as defined under the Custodial Agreement, all such Assets immediately into the Franklin Mortgage Asset Trust 2009-A pursuant to that certain Transfer and Assignment Agreement dated as of March 31, 2009, by and among Franklin Credit Asset Corporation, FCMC, Tribeca and each of their respective subsidiaries party thereto and the Franklin Mortgage Asset Trust 2009-A.
[SIGNATURE PAGE FOLLOWS]
Exhibit 6-2

Very truly yours,

THE HUNTINGTON NATIONAL BANK,
as Certificateholder of 100% Percentage Interest
of the Trust Certificates Issued by Franklin Credit
Trust Series I

By:

Name:
Title:

THE HUNTINGTON NATIONAL BANK,
as Certificateholder of 100% Percentage Interest
of the Trust Certificates Issued by Tribeca
Lending Trust Series I

By:

Name:
Title:

FRANKLIN CREDIT MANAGEMENT
CORPORATION,
as Depositor

By:

Name: Thomas J. Axon
Title: President

TRIBECA LENDING CORP.,
as Depositor

By:

Name: Alexander Gordon Jardin
Title: Chief Executive Officer
Exhibit 6-2

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA NATIONAL
ASSOCIATION, as successor by merger to
LaSalle Bank National Association,
as Custodian

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION
as Custodian

By:
Name:
Title:

DEUTSCHE BANK NATIONAL TRUST
COMPANY,
as Certificate Trustee

By:
Name:
Title:

By:
Name:
Title:
Exhibit 6-3

The undersigned consent and approval of the terms and conditions of the above Release Notice to the extent such consent and approval is required by:
       Such consent and approval is hereby given by the undersigned to the extent required by:
1.	That certain First Amended and Restated Tribeca Forbearance Agreement and Amendment to Credit Agreements, dated December 19, 2008, among the borrowers listed on schedule 1 thereto (including Tribeca), FCMC, Franklin Credit Holding Corporation, and Huntington;

2.	That certain First Amended and Restated Forbearance Agreement and Amendment to Credit Agreements, dated December 19, 2008, among the borrowers listed on schedule 1 thereto, FCMC, Franklin Credit Asset Corporation, Franklin Credit Holding Corporation, and Huntington (collectively with the forbearance agreement described above, the “Forbearance Agreements”);

3.	That certain Master Trust Agreement (the “Master Trust”) among FCMC, Tribeca, Deutsche Bank National Trust Company, and Deutsche Bank Trust Company Delaware, dated December 15, 2008;

4.	That certain Security Agreement, dated as of November 15, 2007, by FCMC, each entity listed on the signature pages thereto, and each entity that has executed a Joinder Agreement thereto (as amended, supplemented, restated or modified from time to time), along with any Pledge Amendment related thereto;

5.	That certain Security Agreement, dated as of December 28, 2007, by Tribeca, each entity listed on the signature pages thereto, and each entity that has executed a Joinder Agreement thereto (as amended, supplemented, restated or modified from time to time), along with any Pledge Amendment related thereto; and

6.	Any other Loan Document (as defined in the Forbearance Agreements).
[SIGNATURE PAGE FOLLOWS]
Exhibit 6-4

FRANKLIN CREDIT MANAGEMENT CORPORATION

By:
Name:	Thomas J. Axon
Title:	President

TRIBECA LENDING CORP.

By:
Name:	Alexander Gordon Jardin
Title:	Chief Executive Officer

Each entity listed on Schedule 1 attached hereto:

By:
Name:	Alexander Gordon Jardin
Title :	Chief Executive Officer, as an authorized officer
of, and on behalf of, each entity listed on Schedule 1 attached hereto

FRANKLIN CREDIT ASSET CORPORATION

By:
Name:	Alexander Gordon Jardin
Title:	Chief Executive Officer

FRANKLIN CREDIT HOLDING CORPORATION

By:
Name:	Thomas J. Axon
Title:	President

FRANKLIN ASSET, LLC

By:

Name:

Title:

Exhibit 6-5

SCHEDULE A
ASSET SCHEDULE
Exhibit 6-6

EXHIBIT 7
[FORM OF REGISTRATION INSTRUCTION LETTER]
Exhibit 7-1

EXHIBIT 8
CUSTODIAN EXCEPTION REPORTS
Exhibit 8-1

EXHIBIT 9
EXCEPTIONS TO LOAN LEVEL AND REO REPRESENTATIONS AND WARRANTIES
None
Exhibit 9-1